CHURCHILL TAX-FREE FUND OF KENTUCKY
               AMENDMENT OF ADVISORY AND ADMINISTRATION AGREEMENT








         THIS AGREEMENT, made as of June 12, 2006 by and between CHURCHILL TAX-FREE FUND OF KENTUCKY (the "Fund"), a Massachusetts business trust which is registered under the Investment Company Act of 1940 (the "Act") as an open-end, non-diversified management investment company, and AQUILA INVESTMENT MANAGEMENT LLC (the "Manager"), a Delaware limited liability company, 380 Madison Avenue, Suite 2300, New York, New York 10017,

                              W I T N E S S E T H :

         WHEREAS, the Fund and the Manager are parties to an Advisory and Administration Agreement (the "Agreement") made as of May 23, 2003 with respect to services to the Fund, the Manager having succeeded by an assignment and assumption to the rights, duties and obligations of its predecessor in interest effective January 1, 2004; and

         WHEREAS, the Fund and the Manager wish to amend the Agreement in a manner authorized by the Board of Trustees of the Fund at a meeting called and held for the purpose on June 12, 2006;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment Subsection (iv) of Section 3 of the Agreement is amended by deleting the words "and expenses" therefrom and adding at the end thereof the phrase "and expenses of all its Trustees" so that it shall read in its entirety as follows:

(iv) compensation of its Trustees other than those affiliated with the Manager or such adviser, administrator or principal underwriter and expenses of all its Trustees;

         2. Continuance of Agreement In all other respects, the Agreement is hereby confirmed.


         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and year first above written.




 ATTEST:                            CHURCHILL TAX-FREE FUND OF KENTUCKY




                                    By:
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 ATTEST:                             AQUILA INVESTMENT MANAGEMENT LLC




                                     By:
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